Exhibit 10.1
FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of February 9, 2021, by and among WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) REALNETWORKS DIGITAL MUSIC OF CALIFORNIA, INC., a California corporation (“RN DMC”) and REALNETWORKS, INC., a Washington corporation (“RealNetworks”, and together with RN DMC, each a “Borrower” and collectively, “Borrowers”).
RECITALS
Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of August 1, 2019, as amended from time to time, including by that certain Default Waiver and First Amendment to Loan and Security Agreement dated as of February 28, 2020, that certain Second Amendment to Loan and Security Agreement dated as of March 31, 2020, that certain Third Amendment to Loan and Security Agreement dated as of April 30, 2020, that certain Consent Letter Regarding Stock Purchase dated as of October 7, 2020, and that certain Fourth Amendment to Loan and Security Agreement dated as of December 30, 2020 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:
“Fifth Amendment Effective Date” means February 9, 2021.
“Prime Rate” means the greater of three and one quarter of one percent (3.25%) or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Bank as its Prime Rate. Bank may price loans to its customers at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Prime Rate.
“Revolving Line” means a credit extension of up to Six Million Five Hundred Thousand Dollars ($6,500,000).
“Revolving Maturity Date” means August 1, 2022.
2.With respect to the definition of “Eligible Accounts” in Section 1.1 of the Agreement, subsection (k) hereby is amended and restated in its entirety to read as follows:
“(k)    Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed thirty percent (30%) (or thirty-five percent (35%), with respect to Accounts owing by Syniverse Technologies, LLC, a Delaware limited liability company, and its affiliates) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;”
3.With respect to the definition of “Eligible Accounts” in Section 1.1 of the Agreement, subsection (h) hereby is amended and restated in its entirety to read as follows:
“(h)    Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Accounts (i) owing by any of Sony Music Entertainment Japan, Rakuten Inc., LG Electronics, RealTek Semiconductor, Socionext, Mediatek, and Samsung Electronic Co., Ltd., or (ii) that are approved in writing by Bank on a case-by-case basis;”

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4.Section 2.4 of the Agreement hereby is amended and restated in its entirety to read as follows:
“2.4    Collections. All Collections received via credit card payments, a recurring ACH transfers, wire transfers, checks or any other payment method shall be deposited into the Collection Account; provided that notwithstanding the foregoing, Borrower shall only be deemed to have violated this provision if, beginning on February 28, 2021 and at all times thereafter, less than eighty percent (80%) of Borrower’s domestic Collections received via credit card payments, recurring ACH transfers, wire transfers, checks or any other payment method are being deposited into the Collection Account. Bank shall (i) so long as no Event of Default has occurred and is continuing, transfer all Collections deposited into the Collection Account to a Borrower’s deposit accounts maintained with Bank on the same day as the Collections are received, or (ii) if an Event of Default has occurred and is continuing, apply the Collections deposited into the Collection Account to the outstanding Obligations within three (3) Business Days of the date received. Bank has no duty to do any act other than to apply such amounts as required above. If an item of Collections is not honored or Bank does not receive good funds for any reason, any amount previously transferred to a Borrower’s deposit accounts at Bank or applied to the outstanding Obligations shall be reversed as of the date transferred or applied, as applicable, and, if applied to the outstanding Obligations, interest will accrue as if the Collections had not been so applied. Bank shall have, with respect to any goods related to the Accounts, all the rights and remedies of an unpaid seller under the UCC and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.”
5.Section 2.5(a) of the Agreement hereby is amended and restated in its entirety to read as follows:
    “(a)    Facility Fee. On August 1, 2021 and on each annual anniversary thereafter, a Facility Fee equal to Sixteen Thousand One Hundred Twenty-Five Dollars ($16,125), which shall be fully earned as of the Fifth Amendment Effective Date;”
6.With respect to Section 3.2 of the Agreement, the “and” at the end of subsection (a) hereby is deleted, the period (“.”) at the end of subsection (b) hereby is deleted and replaced by a semicolon (“;”) followed by the word “and”, and new subsection (c) hereby is added in its entirety to read as follows:
“(c)    solely with respect to any Credit Extension requested by Borrower on or after the Fifth Amendment Effective Date, Bank’s receipt of evidence satisfactory to Bank that at least eighty percent (80%) of Borrower’s domestic entity collections have been and continue to be deposited into the Collection Account pursuant to Section 2.4 hereof.”
7.With respect to Section 6.3 of the Agreement, the word “and” is hereby added to the end of subsection (e), the semicolon (“;”) and word “and” at the end of subsection (f) are hereby replaced by a period (“.”), and subsection (g) is hereby deleted in its entirety.
8.Exhibit D hereby is replaced in its entirety by Exhibit D attached hereto.
9.No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by any Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
10.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

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11.Each Borrower represents and warrants that immediately after giving effect to this Amendment, the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
12.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(i)this Amendment, duly executed by each Borrower;
(ii)Corporate Resolutions to Borrow, duly executed by each Borrower; and
(iii)all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any account of RealNetworks.
13.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

REALNETWORKS, INC. a Washington corporation By: /s/ Michael Parham Name: Michael Parham Title: SVP, General Counsel & Corp Secretary

RealNetworks Digital Music of California, Inc., a California corporation
By: /s/ Michael Parham
Name:    Michael Parham

Title: SVP, General Counsel & Corp Secretary
Western Alliance Bank, an Arizona corporation
By: /s/ Kyle Leyendecker
Name:    Kyle Leyendecker
Title: EVP

[Signature Page to Fifth Amendment to Loan and Security Agreement]
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